Exhibit 10.27

                              NON-PIRACY AGREEMENT
                              --------------------

             AGREEMENT made this 2nd day of December, 1996 by and between AMERICAN PHOENIX CORPORATION OF CONNECTICUT, a Connecticut corporation (hereinafter the "Employer"), and the Employee, Robert Lockhart, signing below (the "Employee").

                                    PREAMBLE
                                    --------

         Employer is an independent insurance agency providing a variety of insurance services. Although it is not intended for Employer and Employee to enter into any employment agreement or into any written understanding as to the terms under which Employee may be employed, it is intended as a condition of such employment that Employee provide certain assurance to employer with respect to the confidential information and trade secrets of Employer that are or will become known to Employee. This Agreement is being entered into for such purposes.

                                   WITNESSETH:
                                   -----------

NOW, THEREFORE, Employer and Employee have agreed as follows:

         1. Proprietary Rights. Recognizing that the Employer and its Affiliated Companies (as defined below) are or will be engaged in a personal service business involving confidential information concerning insureds, the success of which business is in large part due to the exclusive retention of such information, Employee does hereby agree as follows and acknowledges that the following covenants are reasonable and necessary for the protection of the Employer and its Affiliated Companies and may be enforced to the extent set forth herein:

                  (a) Confidential Information. All information with respect to the names of existing or future insurance accounts of the Employer, American Phoenix Corporation, or any companies or entities in which the Employer or American Phoenix Corporation now owns, or in the future may own, directly or indirectly, fifteen (15%) percent or more of the issued and outstanding voting securities or other equity interests (all such companies and affiliates, including the Employer and American Phoenix Corporation being sometimes collectively referred to herein as the "Affiliated Companies" and individually as an "Affiliated Company") as well as information concerning the insurance needs and requirements of such accounts, including, without limitation, policy expiration dates, conditions, rates, and other confidential information dealing with the nature of insurance accounts handled by any of the Affiliated Companies and the manner in which those insurance accounts are handled is confidential information of the Affiliated Companies and constitutes a trade secret of such companies, and Employee will not at any time, whether during his employment by the Employer or thereafter, communicate, divulge or make use of, any information or knowledge relating to such trade secrets, or any other trade secrets, of any of the Affiliated Companies, to any person or for any purpose except (i) as authorized in writing by the appropriate Affiliated Company; (ii) as required by insurance companies for rating and underwriting insurance policies covering the operations of an Affiliated Company; or (iii) in the ordinary course of business while in the performance of his duties as an employee.


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

                  (b) Records. Employee agrees and acknowledges that all books, records, notes, files, customer lists, and similar data and information used by him or others employed by Employer during the course of his employment are the property of Employer, and shall upon termination of the Employee's employment, for whatever reason, remain the property of Employer, Employee covenants that the same shall not be removed or copied, except in the performance in the ordinary course by Employee of his duties for Employer, in whole or in part by said Employee at any time, prior to or after such termination, nor be used in any way for the benefit of any other person or business entity other than one of the Affiliated Companies. All of such documents shall, upon such termination of employment, be returned to Employer forthwith, and Employer shall in addition to all other remedies and damages available, have the right of specific performance to obtain such documents.

                  (c) Non-Solicitation; Non-Interference. Employee does hereby agree that as long as he is employed by Employer, and for a period of three (3) years thereafter, he shall not, except on behalf of one of the Affiliated Companies, directly or indirectly: (1) interfere with any of the Affiliated Companies' relationships with any of their respective accounts, customers or employees, wherever located, by directly or indirectly soliciting or attempting to solicit such accounts, customers or employees, by directly or indirectly inducing them to discontinue their relationships with any of the Affiliated Companies, or by directly or indirectly aiding or assisting any other person in the solicitation or the attempted solicitation of any such accounts or customers, it being recognized that such solicitation or inducement would injure the goodwill of the affected company and/or be a misuse of such company's confidential information and trade secrets; (2) interfere with any of the Affiliated Companies' special marketing programs (as such term is commonly understood in the insurance industry) in which any of the Affiliated Companies may be participating with particular underwriters or other insurance carriers on an exclusive or semi-exclusive basis, it being understood that said interference would injure the particular Affiliated Company and be a misuse of confidential information or trade secrets; or (3) serve as an insurance advisor, consultant or risk manager for any of said accounts or customers. For purposes of the foregoing "indirect" actions shall include, but not by way of limitation, ownership of a substantial equity interest in or having a position of control (such as being an officer or director) in an entity which takes any of the above prohibited actions.

         2.       Remedies

                  (a) It is hereby agreed that, because of the unique nature of the relationship between Employer and Employee, in the event Employee violates the provisions of this Agreement, Employer shall be entitled to liquidated damages from Employee in an amount equal to two and one-half (2-1/2) times the commissions owed to or received by Employer or any of the other Affiliated Companies during the twelve-month period immediately preceding such violation with respect to all insurance business written by Employee or any other employee or agent of Employer or any of the Affiliated Companies, which business is either (a) lost by Employer or any of the other Affiliated Companies as a result of actions taken by Employee (or any person or entity with respect to which Employee is an agent, consultant, partner, shareholder, employee or affiliate), irrespective of whether or not the Employee benefits by such loss of business, or (b) lost by employer or any of the other Affiliated Companies to Employee or to any person or entity (other than Employer or any of the other Affiliated Companies) with respect to which Employee is an agent, consultant, partner, shareholder, employee or affiliate, where Employee, such person or such entity is acting other than as an employee or agent of Employer or any of the other Affiliated Companies.

                  (b) It is further agreed that in the event of violations of the Section l(c) provision governing non-solicitation of Employees, American Phoenix Corporation or the appropriate Affiliated Company shall be entitled to



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

damages in the amount of two (2) times the salary of each Employee loss as a result of such solicitation, such salary being that at the time of such Employee's departure from the affected company, it being acknowledged that this figure is a reasonable approximation of the cost to such company of replacing and retraining an employee.

                  (c) It is further agreed that, in view of the insufficiency of monetary damages to adequately protect the Employer and the other Affiliated Companies from and compensate them for a violation of the provisions of this Agreement, Employer or any of the other Affiliated Companies shall, in addition to the right to recover the liquidated damages provided for above, also have the option of bringing an action for specific performance of the provisions of this Agreement.

         3. Enforcement. It is acknowledged that the covenants of Employee set forth in this Agreement are intended not only for the benefit of the Employer, but for the benefit of any of the other Affiliated Companies as well. Accordingly, any action to enforce the covenants of this Agreement may be brought by the Employer or any of the other Affiliated Companies at their option.

         4.       Miscellaneous.

                  (a) Headings. The headings for sections in this Agreement are only inserted as a guide to assist in the location of said sections and they are not to be construed as any indication of the meaning or content of the respective sections.

                  (b) Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to time, duration, geographical scope, activity, or subject, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it then appears.

                  (c) Notices. Any and all notices referred to herein shall be sufficient if furnished in writing, sent by certified mail (return receipt requested) to the respective parties at the addresses subscribed below following their signatures to this contract or at such other address as either party may from time to time designate in writing.

                  (d) Waiver. No waiver of any provision of this Agreement shall be effective unless contained in a writing executed by the party against whom enforcement thereof is sought. A waiver of any specific term hereof shall not be deemed to constitute a waiver of any other term hereof, nor shall a waiver on any one or more occasions be deemed to imply or constitute a waiver of the same or any other term on any other occasion.

                  (e) Amendment. No amendment to this Agreement shall be effective unless in writing and signed by the party against whom enforcement thereof is sought.

                  (f)      Employment.   It  is   understood   that   Employee's
employment by Employer is on an "at will" basis and that this is not intended to be an employment agreement or to provide for any terms of employment.


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

                  (g) Governing Law. This contract shall be construed and enforced in accordance with the laws and decisions of the state of Connecticut.

                  (h) Dispute Resolution. If a dispute arises out of or relates to this Agreement, or the breach hereof, and if said dispute is not settled within a commercially reasonable time through negotiation, the parties shall try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or some other dispute resolution procedure(s). No resolution or attempted resolution of any dispute or disagreement pursuant to this section shall be deemed to be a waiver of any term or provision of this Agreement or a consent to any breach or default unless such waiver on consent shall be in writing and signed by the party claimed to have waived or consented.


         IN WITNESS WHEREOF, Employer and Employee have executed this Agreement as of the day and year first above written.

                                        AMERICAN PHOENIX CORPORATION
                                        OF CONNECTICUT


Robert B. Lockhart                      By:   /s/
----------------------------------            ----------------------------------
(Name of Employee)


/s/ Robert B. Lockhart                  Its:  Chairman
----------------------------------            ----------------------------------
Signature


12/2/96                                       12/2/96
-----------------                             -----------------
Date                                          Date


PIRCAVON
CAM:  5/21/96











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